Exhibit 3.2

ADOPTED AS OF: December 28, 2022

AMENDED & RESTATED BYLAWS

OF

ARCHAEA ENERGY INC.

ARTICLE I

Meetings of Stockholders

Section 1.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or outside the State of Delaware, as may be designated by resolution of the Board of Directors (the “Board”) from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board, the Chairman of the Board, if any, the President, or any Vice President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting and shall be in compliance with Section 7.3 of these Bylaws.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by a chairman chosen at the meeting. The Secretary or Assistant Secretary shall act as secretary of the meeting, but in their absence the Board may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (i) a stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy; and (ii) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other electronic transmission (including electronic mail) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission (including electronic mail) must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission (including electronic mail) was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.9. List of Stockholders Entitled to Vote. The Secretary or any other officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10. Action By Written Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission (including electronic mail) shall be deemed delivered to the corporation as provided in Section 228(d)(1) of the General Corporation Law of the State of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation. Without limiting the foregoing, an electronic transmission (including electronic mail) consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall, subject to the requirements of Section 228(d)(1) of the General Corporation Law of the State of Delaware, be deemed to be written, signed and dated. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 1.11. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such person’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

Board of Directors

Section 2.1. Number; Qualifications. The business and affairs of the corporation shall be managed by the Board, except as may be otherwise provided by law or the Certificate of Incorporation. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the stockholders. Directors need not be stockholders.

Section 2.2. Election; Resignation; Vacancies. The Board shall initially consist of the persons named as directors in the Certificate of Incorporation or elected by the incorporator of the corporation. Each director shall hold office until the earlier of: (i) the next annual meeting of stockholders following such director’s election; (ii) the appointment of such director’s successor (having been duly elected and qualified); or (iii) such director’s earlier death, resignation, disqualification or removal. The stockholders may remove any director with or without cause at any time. Any director may resign either in writing or by electronic transmission of notice to the Corporation at any time. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring on the Board for any reason may be filled by a plurality of the votes cast at a meeting of stockholders or by written consent pursuant to Section 1.10.

Section 2.3. Regular Meetings. Regular meetings of the Board may be held at such places within or outside the State of Delaware and at such times as the Board may from time to time determine.

Section 2.4. Special Meetings. Special meetings of the Board may be held at any time or place within or outside the State of Delaware whenever called by the President, any Vice President, the Chairman of the Board, the Secretary, or by any member of the Board. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting by mail, courier service, facsimile or other electronic transmission (including electronic mail), provided, however, any waiver of notice of a special meeting provided in accordance with Section 7.4 of these Bylaws shall be deemed the equivalent of any notice required for such special meeting.

Section 2.5. Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 2.7. Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by a chairman chosen at the meeting. The Secretary or Assistant Secretary shall act as secretary of the meeting, but in their absence the Board may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission (including electronic mail). After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 2.9 Chairman of the Board. The Board may, if it so determines, choose a Chairman of the Board from among its members. The Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which the Chairman shall be present. In addition, the Chairman of the Board shall have such powers and duties which are commonly incident to such office and as the Board may from time to time prescribe. In the absence of the Chairman of the Board, the Board may appoint any person they deem appropriate to preside at a meeting of the Board or at a meeting of the stockholders, as necessary.

ARTICLE III

Committees

Section 3.1. Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference of the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any bylaw of the corporation.

Section 3.2. Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.1. Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies; Powers and Duties. The Board shall elect a Chief Executive Officer, President and Secretary. The Board may also choose a Chief Financial Officer, Chief Investment Officer & Interim Chief Financial Officer, General Counsel & EVP of Strategic Initiatives and Government Affairs, Chief Accounting Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, one or more Tax Officers, and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding such person’s election and until such person’s successor is elected and qualified or until such person’s earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting. The officers of the corporation, to the extent their powers and duties are not articulated herein, shall have such powers and duties in the management of the corporation which are commonly incident to the office of such officer, and as may be prescribed in a resolution by the Board.

ARTICLE V

Stock

Section 5.1. Certificates. All shares of the corporation’s stock shall be uncertificated unless the Board provides by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be represented by certificates. In such case, the Board may, consistent with applicable law, adopt such rules as it deems appropriate concerning the issuance, signature, registration, surrender and replacement of certificates and the transfer of certificated shares.

Section 5.2. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

ARTICLE VI

Indemnification and Advancement of Expenses

Section 6.1. Right to Indemnification. Subject to the provisions of this Article VI, the corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law any person (or the legal representative of any such person) who meets the following qualifications under this Section 6.1 (“Indemnitee”):

A. the person was or is a party to, or has been threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than actions (or a part thereof) commenced by that person but not authorized in writing in advance by the Board of Directors of the corporation (a “Proceeding”); and

B. the Proceeding involves the person because such person (i) is or was a director, officer, or employee of the corporation or any of its direct or indirect subsidiaries (any such entity an “Employing Company”), or (ii) while a director, officer or employee of an Employing Company such person is or was serving at the request of an Employing Company as a director, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans; and

C. the person has complied with the standard of conduct for indemnification provided by applicable state corporate law, for example as set forth in Section 145 of the General Corporation Law of Delaware as of the date of the adoption of this Bylaw, and has acted in a manner reasonably believed to be within the scope of authority conferred on him or her by the Employing Company.

Section 6.2. Scope of Indemnification. To the fullest extent permitted by applicable law as in effect from time to time, the indemnity granted under this Article VI shall be against all liabilities, losses and expenses reasonably incurred by an Indemnitee in a Proceeding, including reasonable attorneys’ fees.

Section 6.3. Prepayment of Expenses. In connection with any Proceeding and before its final disposition, to the fullest extent not prohibited by applicable law the corporation will pay the expenses (including reasonable attorneys’ fees) incurred by the Indemnitee, provided, however, that such payment of expenses before the final disposition of the Proceeding will be made only if the following conditions are met:

A. the Indemnitee affirms to the corporation in writing that such person has complied with the standard of conduct for indemnification cited in Section 6.1.C. and agrees to repay all amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise; and

B. in the event that (i) the Indemnitee declines the corporation’s offer of joint legal representation or (ii) the corporation does not offer joint legal representation, then as a condition of any payment of attorney fees under this Section 6.3, the attorney(s) retained by the Indemnitee must be reasonably acceptable to the corporation with written notice of same to the Indemnitee.

Section 6.4. Claims and Demand Actions. If the Indemnitee makes a written demand on the corporation for indemnification or advancement of expenses in compliance with this Article VI, and the demand is not paid in full within thirty (30) days after the corporation receives the demand, the Indemnitee may sue the corporation to recover the unpaid amount of such demand (“Demand Action”). If the Demand Action is successful in whole or in part, the Indemnitee will be entitled to recover the reasonable expenses incurred in prosecuting the Demand Action, including reasonable attorney’s fees so incurred. In any such Demand Action the corporation bears the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under this Article VI and applicable law.

Section 6.5. Nonexclusivity of Rights. Except as limited by Section 6.6, the rights conferred on any Indemnitee by this Article VI shall: (i) not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise; (ii) continue as to a person who has ceased to be a director, officer or employee; and (iii) inure to the benefit of the heirs, executors and administrators of such person.

Section 6.6. Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from another Employing Company, corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise for such costs and expenses.

Section 6.7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.8. Authority to Act. The senior legal officer of BP America Inc., or of the successor primary US subsidiary of BP p.l.c., as the corporate structure may be in effect from time to time (“Senior Legal Officer”), or such person’s designee is hereby authorized to the fullest extent permitted by law in the name of and on behalf of the corporation to take all actions and to approve, execute and deliver any documents, instruments or payments as may be necessary, advisable, or proper in order to effect and carry out the indemnification provisions provided in this Article VI and to allocate to the corporation directly all costs and expenses of such indemnification. A record of all instances and outcomes of indemnification by the corporation will be maintained on behalf of the corporation by the Senior Legal Officer or such person’s designee.

Section 6.9 Additional Indemnification. Notwithstanding anything in this Article VI to the contrary, to the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware as of the date of the adoption of this Bylaw, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. References to “officer” for purposes of this Section 6.9 shall mean any person who was elected as an officer of the of the corporation by action of the Board and shall include but not be limited to those officers referenced in Article IV of these Bylaws.

Section 6.10. Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 6.11. Notwithstanding anything to the contrary in this Article VI, subject to applicable law, the provisions with respect to indemnification, exculpation and the advancement of expenses of those certain Bylaws of Archaea Energy Inc., as in effect as of immediately prior to the effective time of the mergers pursuant to that certain Agreement and Plan of Merger, dated as of October 16, 2022, by and among BP Products North America Inc., a Maryland corporation (“BPPNA”), Condor RTM Inc., a Delaware corporation and a wholly owned subsidiary of BPPNA, Condor RTM LLC, a Delaware limited liability company and a wholly owned subsidiary of BPPNA, LFG Acquisition Holdings LLC, a Delaware limited liability company, and Archaea Energy Inc. (the “Effective Time”), shall continue in effect with respect to any acts or omissions occurring prior to the Effective Time by any current or former directors or officers of Archaea Energy Inc. as of immediately prior to the Effective Time.

ARTICLE VII

Miscellaneous

Section 7.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board.

Section 7.2. Seal. The corporation may have a corporate seal which shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

Section 7.3. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors shall be delivered personally or mailed to the directors at their addresses appearing on the books of the corporation or by telecopier, telephone or other means of electronic transmission (including electronic mail). Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of law, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice given to stockholders shall be deemed given as provided in Section 232 of the General Corporation Law of the State of Delaware. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 7.3, shall be deemed to have consented to receiving such single written notice.

Section 7.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because such person’s votes are counted for such purpose, if: (i) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 7.6. Signatures. Any document, including without limitation, any consent, agreement, certificate or instrument, requiring or permitting a signature by the General Corporation Law of the State of Delaware, the certificate of incorporation, or these bylaws may be executed using a manual, facsimile, or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates, or instruments, to be executed on behalf of the corporation may be executed by a manual, facsimile, or other electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the General Corporation Law of the State of Delaware.

Section 7.7. Amendment of Bylaws. The Board shall have the power to adopt, amend, repeal or otherwise alter these Bylaws; provided, however, that the grant of such power to the Board shall not divest the stockholders of or limit their power to adopt, amend, repeal or otherwise alter these Bylaws.